     As filed with the Securities and Exchange Commission on June 28, 2002
                                                  Registration No. 333-82630

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                      ------------------------------------

                                 Amendment No. 3

                                       to
                                    FORM S-1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                      ------------------------------------

                                RBX Corporation*
             (Exact Name of Registrant as Specified in Its Charter)

     Delaware                      3060                   94-3231901
 (State or Other            (Primary Standard          (I.R.S. Employer
 Jurisdiction of                Industrial          Identification Number)
 Incorporation or          Classification Code
  Organization)                  Number)


                      ------------------------------------
                 5221 ValleyPark Drive, Roanoke, Virginia 24019
                            Telephone: (540) 561-6000

   (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)
                                 Eugene I. Davis
                 5221 ValleyPark Drive, Roanoke, Virginia 24019
                            Telephone: (540) 561-6000
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                      ------------------------------------
                                 With a copy to:

                             Stephen E. Older, Esq.
                    Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                               590 Madison Avenue
                            New York, New York 10022
                            Telephone: (212) 872-1000

     Approximate date of commencement of proposed sale to the public: As soon as practicable on or after the effective date of this Registration Statement.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| _____________

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| __________________

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| __________________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                      ------------------------------------



THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.


================================================================================


                              RBX Industries, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

       Delaware                      3060                      54-1563245
   (State or Other            (Primary Standard             (I.R.S. Employer
   Jurisdiction of                Industrial              Identification Number)
   Incorporation or          Classification Code
    Organization)                   Number)

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

        The following table sets forth the expenses payable by RBX Corporation in connection with this registration statement. All of such expenses are estimates, other than the filing and quotation fees payable to the Securities and Exchange Commission.



Filing fee--Securities and Exchange Commission .............................................. $  6,339
Fees and expenses of legal counsel ..........................................................  150,000
Printing expenses ...........................................................................   35,000
Fees and expenses of accountants ............................................................  230,000
Miscellaneous expenses.......................................................................   20,000
                                                                                              --------
    Total ................................................................................... $441,339
                                                                                              ========


        All of the amounts shown are estimates except for the filing fee payable to the Securities and Exchange Commission.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Section 145 of the General Corporation Law of Delaware, or GCL, empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she was or is a director, officer, employee or agent of the corporation, or was or is serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person identified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Section 145 further empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she was or is a director, officer, employee or agent of the corporation, or was or is serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if the person identified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses that the court shall deem proper. Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

         Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, provide, in effect, that to the full extent and under the circumstances permitted by Section 145 of the GCL, we shall indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding of the type described above by reason of the fact that he or she was or is a director, officer, employee or agent of our company.

         Our Certificate of Incorporation relieves our directors from monetary damages to our company or our stockholders for breach of such director's fiduciary duty as a director to the fullest extent permitted by the GCL. Under
Section 102(b)(7) of the GCL, a corporation may relieve its directors from personal liability to such corporation or its stockholders for monetary damages for any breach of their fiduciary duty as directors except (i) for any breach of the director's duty of loyalty to our company or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the GCL or (iv) for any transaction from which the director derived an improper personal benefit.

         In addition, we carry an insurance policy for the protection of our directors and executive officers against any liability asserted against them in their official capacities.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

         Effective August 27, 2001 all of our issued securities were cancelled by order of the U.S. Bankruptcy Court and our company, in furtherance of our bankruptcy plan of reorganization, issued new securities as follows: (i) 950,000 shares of our common stock and $25 million in new 12% notes in consideration for the cancellation of approximately $110.8 million in claims; and (ii) 50,000 shares of our common stock and warrants for the purchase of 67,416 shares of our common stock in consideration for the cancellation of approximately $129.9 million in claims.

         The foregoing issuances and sales were conducted without registration of the securities under the Securities Act of 1933, as amended, in reliance upon the exemption from registration afforded by Section 1145(a)(2) of the Bankruptcy Code. Section 1145(a)(1) of the U.S. Bankruptcy Code exempts the offer and sale of securities under a plan of reorganization from registration under the Securities Act and state laws if:

         o   the securities are offered and sold under a plan of reorganization;

         o the securities are of a debtor, of an affiliate participating in a joint plan with the debtor, or of a successor to the debtor under the plan; and

         o the recipients of the securities are issued such securities entirely in exchange for the recipient's claim against or interest in the debtor or principally in such exchange and partly for cash or property.

         Section 1145(a)(2) of the U.S. Bankruptcy Code exempts the offer of a security through any warrant, option or right to subscribe that was sold in the manner specified in Section 1145(a)(1) of the

U.S. Bankruptcy Code and the sale of a security upon exercise of such a warrant, option or right to subscribe.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits



Exhibit No.                                                     Item
-----------                                                     -----
2.1                                     Second Amended Joint Plan of Reorganization of RBX Group, Inc. and its
                                        Subsidiaries, as modified (incorporated by reference to Exhibit T3E-2 of Form
                                        T-3 of RBX Corporation dated as of July 27, 2001)

3.1                                     Amended and  Restated  Certificate  of  Incorporation  of RBX  Corporation
                                        (incorporated  by reference to Exhibit T3A of Amendment No. 1 to
                                        Form T-3 of RBX Corporation dated as of August 20, 2001)

3.2                                     Amended and Restated By-laws of RBX Corporation  (incorporated by reference to
                                        Exhibit T3B of Amendment No. 1 to Form T-3 of RBX Corporation
                                        dated as of August 20, 2001)

4.1                                     Indenture,  dated as of August 27, 2001,  among RBX  Corporation,
                                        RBX  Industries,  Inc. and State Street Bank and Trust Company, as Trustee**

4.2                                     Form of Note and Notation of Subsidiary Guarantee**

4.3                                     Intercreditor and Collateral  Agency  Agreement,  dated as of August 27, 2001, between Congress Financial  Corporation, State Street Bank and
                                        Trust and RBX Corporation**

4.4                                     Warrant Agreement, dated August 27, 2001, between RBX Corporation and
                                        The Bank of New York, as Warrant Agent**

4.5                                     Registration Rights Agreement, dated as of August 27, 2001, by and among RBX Corporation, RBX Industries, Inc., The Equitable Life
                                        Assurance Society of the United States, Alliance Capital
                                        Investment Opportunities Fund, PPM America Special Investments
                                        Fund, L.P., PPM America Special Investments Fund CBO II, L.P. and
                                        Foothill Partners III, L.P.**

4.6                                     Amendment  No. 1 to the  Registration  Rights  Agreement,  dated  December  7, 2001, by and among RBX  Corporation,  RBX Industries,  Inc., The Equitable Life Assurance
                                        Society of the United States,  Alliance Capital Investment  Opportunities Fund,
                                        PPM America Special  Investments  Fund,  L.P.,  PPM America  Special
                                        Investments  Fund CBO II, L.P. and Foothill Partners III, L.P.**

5.1                                     Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.**

10.1                                    Amended and  Restated  Loan  Agreement,  dated as of August 27,  2001,  among RBX
                                        Industries, Inc.,  as  borrower,  RBX Corporation, as guarantor, and Congress
                                        Financial Corporation, as lender**



10.2                                    Amended and Restated  General  Security  Agreement,  dated as of August 27,  2001, made by RBX Corporation  in favor of Congress Financial Corporation**

10.3                                    General  Security  Agreement,  dated  August 27,  2001,  made by RBX  Industries,
                                        Inc.  in favor of  Congress  Financial Corporation**

10.4                                    Amended and Restated  Pledge and Security  Agreement,  dated as of August 27, 2001, made by RBX Corporation in favor of Congress Financial Corporation**

10.5                                    Amended and Restated  Pledge and Security  Agreement,  dated August 27, 2001, made by RBX Industries,  Inc. in favor of Congress Financial Corporation**

10.6                                    Amended and Restated Trademark  Collateral  Assignment and Security  Agreement,
                                        dated as of August 27, 2001, made by RBX Corporation in favor of Congress Financial
                                        Corporation**

10.7                                    Amended and Restated Trademark  Collateral  Assignment and Security  Agreement,
                                        dated as of August 27, 2001, made by RBX Industries, Inc. in favor of Congress
                                        Financial Corporation**

10.8                                    Amended and Restated  Patent  Collateral  Assignment  and Security  Agreement,
                                        dated as of August 27, 2001,  made by RBX Industries, Inc. in favor of Congress
                                        Financial Corporation**

10.9                                    Amended and Restated  Guarantee,  dated as of August 27, 2001,  made by RBX
                                        Corporation  in favor of Congress  Financial Corporation**


10.10                                   2001 Stock Option Plan of RBX Corporation**

10.11                                   Form of Employment Agreement**

10.12                                   Executive Employees Supplemental Retirement Plan, as amended and restated
                                        December 15, 1993**

10.13                                   Manufacturing, Sales & Marketing Agreement, dated as of April 26, 2002, between
                                        Nomaco, Inc. and RBX Industries, Inc. Portions of this exhibit (indicated by asterisks) have been omitted and filed separately pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.

10.14                                   Manufacturing, Sales & Marketing Agreement, dated as of April 26, 2002, between
                                        Nomaco K-Flex, LLC and RBX Industries, Inc. Portions of this exhibit (indicated by asterisks) have been omitted and filed separately pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.

10.15                                   Success Fee Payment Agreement, dated as of May 23, 2002 between RBX Corporation and Eugene
                                        I. Davis.

10.16                                   Employment Agreement, dated October 24, 2001 between RBX Industries, Inc. and
                                        Timothy J. Bernlohr

10.17                                   Employment Agreement, dated October 24, 2001 between RBX Industries, Inc.
                                        and Rodeny P. Repka

12.1                                    Computation of earnings to fixed charges**

21.1                                    Subsidiaries of RBX Corporation**

23.1                                    Consent of Deloitte & Touche LLP**

24                                      Power of attorney (contained on page II-6)**

25                                      Statement of eligibility and qualification of the Trustee on Form T-1. (incorporated by reference to Exhibit T3G of Form T-3 of RBX Corporation dated as of July 27, 2001)


**  Previously filed

      (b) Financial Statement Schedule

Page
----
Number                                Description
------                                -----------
S-1           Schedule II - Valuation and Qualifying Accounts

         All other schedules are omitted because the information required to be set forth therein is not applicable or is contained in the Financial Statements or Notes.

ITEM 17. UNDERTAKINGS

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         The undersigned Registrant hereby undertakes:


         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement. To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Roanoke, Virginia, on the 28th day of June 2002.


                                         RBX CORPORATION

                                         By: /s/ Eugene I. Davis
                                             ----------------------------------
                                             Name:  Eugene I. Davis
                                             Title: Chief Executive Officer and
                                                    Chairman of the Board



          Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the registration statement has been signed below by the following persons in the capacities and on the dates indicated below.






                   Name                                          Title                                Date
                   ----                                          -----                                ----


/s/ Eugene I. Davis                     Chief Executive Officer and Chairman                      June 28, 2002
------------------------                of the Board of Directors
Eugene I. Davis                         (principal executive officer)


/s/ Thomas W. Tomlinson                 Vice President - Finance (principal                       June 28, 2002
-------------------------               financial and accounting officer)
Thomas W. Tomlinson


/s/ Richard W. Detweiler                Director                        June 28, 2002
-------------------------
Richard W. Detweiler

/s/ Eric R. Johnson                     Director                        June 28, 2002
-------------------------
Eric R. Johnson

/s/ Stephen C. Larson                   Director                        June 28, 2002
-------------------------
Stephen C. Larson

/s/ Joseph J. Radecki, Jr.              Director                        June 28, 2002
---------------------------
Joseph J. Radecki, Jr.


         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Roanoke, Virginia, on the 28th day of June 2002.


                                         RBX INDUSTRIES, INC.

                                         By: /s/ Eugene I. Davis
                                             ----------------------------------
                                             Name:  Eugene I. Davis
                                             Title: Chief Executive Officer and
                                                    Chairman of the Board




          Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the registration statement has been signed below by the following persons in the capacities and on the dates indicated below.


         Name                                          Title                                Date
         ----                                          -----                                ----

/s/ Eugene I. Davis                     Chief Executive Officer and Chairman          June 28, 2002
------------------------                of the Board of Directors
Eugene I. Davis                         (principal executive officer)

                                                                                      June 28, 2002
/s/ Thomas W. Tomlinson                 Vice President - Finance (principal
-------------------------               financial and accounting officer)
Thomas W. Tomlinson


/s/ Richard W. Detweiler                Director                                      June 28, 2002
-------------------------
Richard W. Detweiler

/s/ Eric R. Johnson                     Director                                      June 28, 2002
-------------------------
Eric R. Johnson

/s/ Stephen C. Larson                   Director                                      June 28, 2002
-------------------------
Stephen C. Larson

/s/ Joseph J. Radecki, Jr.              Director                                      June 28, 2002
---------------------------
Joseph J. Radecki, Jr.




                                                       EXHIBITS


Exhibit No.                                             Item
-----------                                             ----

2.1           Second  Amended Joint Plan of  Reorganization  of RBX Group,  Inc. and its  Subsidiaries,
              as modified  (incorporated  by reference to Exhibit T3E-2 of Form T-3 of RBX Corporation dated as of July 27, 2001)

3.1           Amended and  Restated  Certificate  of  Incorporation  of RBX  Corporation  (incorporated  by reference to Exhibit T3A of Amendment No. 1 to Form T-3 of RBX Corporation dated as of August 20, 2001)

3.2           Amended and Restated By-laws of RBX Corporation  (incorporated by reference to Exhibit T3B of
              Amendment No. 1 to Form T-3 of RBX Corporation dated as of August 20, 2001)

4.1           Indenture,  dated as of August 27, 2001,  among RBX  Corporation,  RBX  Industries,  Inc. and State
              Street Bank and Trust Company, as Trustee**

4.2           Form of Note and Notation of Subsidiary Guarantee**

4.3           Intercreditor and Collateral  Agency  Agreement,  dated as of August 27, 2001,  between Congress
              Financial  Corporation, State Street Bank and Trust and RBX Corporation**

4.4           Warrant Agreement, dated August 27, 2001, between RBX Corporation and The Bank of New York, as Warrant Agent**

4.5           Registration  Rights  Agreement,  dated as of August 27, 2001, by and among RBX  Corporation,  RBX Industries,
              Inc., The Equitable Life Assurance  Society of the United  States,  Alliance  Capital  Investment  Opportunities
              Fund, PPM America Special Investments Fund, L.P., PPM America Special Investments Fund CBO II, L.P. and Foothill
              Partners III, L.P.**

4.6           Amendment  No. 1 to the  Registration  Rights  Agreement,  dated  December  7, 2001,  by and among RBX  Corporation,
              RBX Industries,  Inc., The Equitable Life Assurance Society of the United States,  Alliance Capital Investment
              Opportunities Fund,  PPM America  Special  Investments  Fund,  L.P.,  PPM America  Special  Investments  Fund CBO II,
              L.P. and Foothill Partners III, L.P.**

5.1           Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.**

10.1          Amended and  Restated  Loan  Agreement,  dated as of August 27,  2001,  among RBX  Industries,  Inc.,  as borrower,  RBX Corporation, as guarantor, and Congress Financial Corporation, as lender**

10.2          Amended and Restated  General  Security  Agreement,  dated as of August 27,  2001,  made by RBX  Corporation in favor of Congress Financial Corporation**

10.3          General  Security  Agreement,  dated  August 27,  2001,  made by RBX  Industries,  Inc.  in favor of
              Congress  Financial Corporation**



10.4          Amended and Restated  Pledge and Security  Agreement,  dated as of August 27, 2001,  made by RBX
              Corporation in favor of Congress Financial Corporation**

10.5          Amended and Restated  Pledge and Security  Agreement,  dated August 27, 2001,  made by RBX  Industries,
              Inc. in favor of Congress Financial Corporation**

10.6          Amended and Restated Trademark  Collateral  Assignment and Security  Agreement,  dated as of August 27, 2001, made by RBX Corporation in favor of Congress Financial Corporation**

10.7          Amended and Restated Trademark  Collateral  Assignment and Security  Agreement,  dated as of August 27, 2001, made by RBX Industries, Inc. in favor of Congress Financial Corporation**

10.8          Amended and Restated  Patent  Collateral  Assignment  and Security  Agreement,  dated as of August 27, 2001, made by RBX Industries, Inc. in favor of Congress Financial Corporation**

10.9          Amended and Restated  Guarantee,  dated as of August 27, 2001,  made by RBX  Corporation  in favor of
              Congress  Financial Corporation**

10.10         2001 Stock Option Plan of RBX Corporation**

10.11         Form of Employment Agreement**

10.12         Executive Employees Supplemental Retirement Plan, as amended and restated December 15, 1993**

10.13         Manufacturing, Sales & Marketing Agreement, dated as of April 26, 2002, between Nomaco, Inc. and RBX
              Industries, Inc. Portions of this exhibit (indicated by asterisks) have been omitted and filed separately pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.

10.14         Manufacturing, Sales & Marketing Agreement, dated as of April 26, 2002, between Nomaco K-Flex, LLC and RBX
              Industries, Inc. Portions of this exhibit (indicated by asterisks) have been omitted and filed separately pursuant to a request for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.

10.15         Success Fee Payment Agreement, dated as of May 23, 2002 between RBX Corporation and Eugene I. Davis.

10.16         Employment Agreement, dated October 24, 2001 between RBX Industries, Inc. and Timothy J. Bernlohr

10.17         Employment Agreement, dated October 24, 2001 between RBX Industries, Inc. and Rodney P. Repka

12.1          Computation of earnings to fixed charges**

21.1          Subsidiaries of RBX Corporation**

23.1          Consent of Deloitte & Touche LLP**

24            Power of attorney (contained on page II-6)**

25            Statement of eligibility and qualification of the Trustee on Form T-1. (incorporated by reference to Exhibit
              T3G of Form T-3 of RBX Corporation dated as of July 27, 2001)


 **  Previously filed
                                        2